Exhibit 99.1

Polished.com Provides Corporate Updates; Engages
Leading Strategic Consulting Firm and Receives New York
Stock Exchange Notice Regarding Late Form 10-Q Filing

August 25, 2022 05:15 PM Eastern Daylight Time

BROOKLYN, N.Y. – (BUSINESS WIRE) – Polished.com Inc. (NYSE: POL) (formerly known as 1847 Goedeker Inc.) (“Polished” or the “Company”), a content driven and technology enabled shopping destination for appliances, furniture and home goods in the U.S. household appliances market, today announced the engagement of a leading strategic consulting firm with retail and ecommerce operations expertise to augment its existing management, identify opportunities to accelerate long-term profitable growth and, separately, to potentially expedite the Audit Committee of the Board of Directors’ ongoing investigation.

The Company also confirmed today it has received a notice from the New York Stock Exchange (“NYSE”) indicating that, because the Company did not timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Form 10-Q”), it is not in compliance with the NYSE America’s continued listing requirements under the timely filing criteria established in the NYSE American Company Guide. Under the Section 1007 of the NYSE American Company Guide, the Company could be granted up to 12 months to cure the later filer delinquency. The initial six-month period to regain compliance is automatic and the additional six months is only granted upon request by the Company and approval by the NYSE. The NYSE notice has no immediate effect on the listing or trading of the Company’s securities on the NYSE American. The Company intends to regain compliance with the NYSE listing standards before that date by filing the Form 10-Q with the SEC. The Company will file the Form 10-Q as soon as reasonably practicable.

About Polished

Polished is raising the bar, delivering a world-class, white-glove shopping experience for home appliances. From the best product selections from top brands to exceptional customer service, we are simplifying the purchasing process and empowering consumers as we provide a polished experience, from inspiration to installation. A product expert helps customers get inspired and imagine the space they want, then shares fresh ideas, unbiased recommendations and excellent deals to suit the project’s budget and style. The goal is peace of mind when it comes to new appliances. Polished perks include its “Love-It-Or-Return-It” 30-day policy, extended warranties, the ability to arrange for delivery and installation at your convenience and other special offers. Learn more at www.Polished.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will”, “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those described more fully in the section titled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts

Greg Marose / Charlotte Kiaie
ir@polished.com